Exhibit 10.11

November 10, 2008

Mr. Constantine S. Macricostas
5509 Pennock Point Road
 Jupiter, Florida 33458

Dear Mr. Macricostas:

Reference is made to the Consulting Agreement between you and Photronics, Inc. (“Photronics”) dated July 11, 2005 (the “Consulting Agreement”). When you became an employee of Photronics on November 10, 2008, it was agreed that your Consulting Agreement would be suspended for the period of time that you are an employee of Photronics. The Consulting Agreement will re-instate in the event you are no longer an employee of Photronics. Furthermore, the term of your Consulting Agreement will be extended for the period of time that were Interim Chief Executive Officer and an employee of Photronics. Except as set forth above, all other terms of the Consulting Agreement will be the same once the Consulting Agreement is re-instated.

If the foregoing accurately sets forth your understanding, please so indicate by signing in the space provided below.

Very truly yours,
Photronics, Inc.
By: /s/ Richelle Burr
Title: Vice President, Associate General Counsel

Agreed to and accepted by:

/s/ Constantine Macricostas